GIBRALTAR ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Revenue: GAAP up 11%, Adjusted up 12%; EPS: GAAP up 47%, Adjusted up 11%
Reaffirms 2022 Revenue and EPS Growth Outlook
Order Backlog Remains Robust, up 23%
Commits to Sale of Agtech’s Processing Business

Buffalo, New York, May 4, 2022 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended March 31, 2022.

“Gibraltar generated solid revenue and EPS growth in the quarter despite the continuation of supply issues impacting our solar customers, the solar industry, and our Renewables business, particularly early in the quarter,” Chairman and CEO Bill Bosway stated. “Our Residential business generated strong revenue and margin performance, our Agtech business continued to expand adjusted operating margin, and our Infrastructure business delivered strong revenue growth. Demand across the company remains very solid with our backlog up 23% during the quarter."

First Quarter 2022 Consolidated Results from Continuing Operations

Below are first quarter 2022 consolidated results from continuing operations:

	Three Months Ended March 31,
$Millions, except EPS	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$317.9	$287.6	10.5%	$316.0	$282.6	11.8%
Net Income	$15.5	$10.5	47.6%	$19.7	$18.0	9.4%
Diluted EPS	$0.47	$0.32	46.9%	$0.60	$0.54	11.1%

Net sales from continuing operations increased 10.5% to $317.9 million. Gibraltar made the decision during the first quarter of 2022 to sell its Agtech processing equipment business and, as adjusted to exclude this business’s revenue, adjusted revenue increased 11.8% to $316.0 million. This organic increase was driven by participation gains and price management in the Residential segment, partially offset by continued supply chain challenges in the Renewables segment.

GAAP earnings increased 47.6% to $15.5 million, or $0.47 per share, and adjusted earnings increased 9.4% to $19.7 million, or $0.60 per share. Profitability in the quarter was driven by Residential through participation gains, price management and 80/20 initiatives. While Agtech GAAP margin decreased year-over-year, adjusted segment margin improved through 80/20 and lean enterprise initiatives, supply chain optimization activities, and favorable business mix. As anticipated, the Renewables segment experienced a carryover of the supply challenges plaguing the industry in 2021 during the first quarter, and was also impacted by project inefficiencies due to severe winter weather. Infrastructure margin was impacted by steel inflation, labor availability, and 2nd shift start-up inefficiencies to support demand in the fabrication business.
Adjusted measures exclude charges for restructuring initiatives, acquisition-related items, senior leadership transition costs, and the results of our Processing business, which has been classified as held for sale as further described in adjusted financial measures below.

First Quarter Segment Results

Renewables
For the first quarter, the Renewables segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$78.8	$85.5	(7.8)%	$78.8	$85.5	(7.8)%
Operating (Loss) Income	$(7.0)	$(0.5)	nmf*	$(4.3)	$6.4	nmf*
Operating Margin	(8.9)%	(0.6)%	(830) bps	(5.4)%	7.4%	(1280) bps
*nmf - change is not meaningful
As expected, the industry-wide supply chain challenges experienced in 2021 continued to delay and disrupt solar project schedules in the first quarter, and severe weather in the Northeast, particularly in January and February, also contributed to project delays and disruptions. While revenue decreased 7.8% for the quarter, end market demand remained robust with new bookings driving backlog up 41% during the quarter.
Adjusted operating loss was $4.3 million and operating margin contracted to (5.4)% on lower volume and field management inefficiencies related to project delays and disruptions. These factors began to abate in March and Gibraltar expects significant sequential margin improvement in the second quarter.

Residential

For the first quarter, the Residential segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$179.5	$140.2	28.0%	$179.5	$140.2	28.0%
Operating Income	$33.4	$22.9	45.9%	$33.7	$23.0	46.5%
Operating Margin	18.6%	16.4%	220 bps	18.8%	16.4%	240 bps

Revenue increased 28.0%, marking the seventh consecutive quarter of double-digit growth. Revenue was driven by market, price and participation gains both in the building products and mail and package businesses.
Adjusted operating income grew 46.5% and adjusted operating margin improved 240 basis points to 18.8% as price/cost management, segment mix, and 80/20 initiatives continue to drive year-over-year margin improvement.

Agtech

Gibraltar has classified the processing equipment business, which accounted for 10% of the Agtech segment’s 2021 revenue, as held-for-sale with first quarter 2022 results and has removed the related revenues and expenses of this business from its adjusted results. This market has been significantly impacted by industry conditions and the pandemic over the last two years, and its recovery projection no longer fits Gibraltar’s timetable for growth and return generation. This decision will enable the Agtech team to focus on accelerating in its more profitable greenhouse structures markets - Produce, Commercial, and Cannabis.

For the first quarter, the Agtech segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$42.4	$46.7	(9.2)%	$40.6	$41.8	(2.9)%
Operating Income	$0.0	$0.9	(100.0)%	$2.5	$2.0	25.0%
Operating Margin	0.1%	2.0%	(190) bps	6.3%	4.7%	160 bps

GAAP revenue decreased 9.2% and adjusted revenue decreased 2.9% as projects were delayed as states and local agencies continue to work through respective construction permit backlogs and scheduled timing of projects. Despite these delays, market demand in Produce, Commercial, and Cannabis continues to grow with order backlog increasing 18% in the quarter.
Adjusted operating margin improved 160 basis points versus last year on continued execution 80/20 and lean enterprise initiatives, integration activities, improved business mix, and supply chain optimization projects.

Infrastructure

For the first quarter, the Infrastructure segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$17.2	$15.1	13.9%	$17.2	$15.1	13.9%
Operating Income	$1.2	$2.0	(40.0)%	$1.2	$2.0	(40.0)%
Operating Margin	6.9%	13.5%	(660) bps	6.9%	13.5%	(660) bps

Revenue increased 13.9%, driven by growth in fabricated products. While order backlog declined 7% on timing of orders and revenues, pipeline and bidding activity remain strong. Management continues to expect a positive impact of incremental government spending on infrastructure toward the end of 2022.
Adjusted operating margin decreased year-over-year but remained flat sequentially as steel inflation impacted fixed price projects booked in 2020 and early 2021. The fabrication business also experienced challenges with labor availability and inefficiencies related to adding second shift capacity to support increased demand. Margins are expected to improve through 2022 as incremental capacity becomes more efficient and orders for higher margin, non-fabricated product continue to improve.

Business Outlook

Gibraltar is reaffirming guidance for revenue and earnings for the full year 2022, with consolidated revenue expected to range between $1.38 billion and $1.43 billion. GAAP EPS is expected to be between $2.80 and $3.00, and adjusted EPS expected to be between $3.20 and $3.40.

“Given our solid start to the year and current demand across the business, our outlook for the year remains unchanged. We expect our Renewables segment to improve in the second quarter and are working closely with customers to assess potential exposure to the Department of Commerce’s solar panel anti-circumvention investigation. We expect solid performance in our Residential segment as we continue to execute on demand, manage price/cost, and gain additional participation. We look for the Agtech segment’s performance to continue to improve as it executes on higher margin backlog and benefits from 80/20 and lean initiatives. We expect Infrastructure to have a solid year with favorable business mix, good volume, and improved efficiency in its operations,” said Mr. Bosway.
Recast of 2021 Financial Information
Gibraltar has provided a recast of Consolidated and Agtech segment results reflecting the removal of the processing equipment business for the four quarters and full year of 2021 on the Quarterly Results page of its website, which can be accessed through the Investor section by clicking on Reports & Presentations.
First Quarter 2022 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2022. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call may also be accessed by dialing into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, further impacts of COVID-19 on our customers, suppliers, employees, operations, business, liquidity and cash flows, the loss of any key customers, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K and Quarterly Report on Form 10-Q which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release, including adjusted revenues, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS) and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) each a non-GAAP financial measure. Adjusted revenue reflects the removal of revenue associated with our Processing business, which has been classified as held-for-sale. Adjusted net income, operating income and margin excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and the operating losses generated by our processing business that has been classified as held-for-sale. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The adjusted measures now exclude the results of the Processing business since it was classified as held for sale as of March 31, 2022. Our adjusted financial measures as of and for the three-month period ending March 31, 2021 have been recast to reflect this additional adjustment as detailed in the appended reconciliation of adjusted financial measures. The results of the Processing business are considered non-recurring due to the Company’s commitment during the first quarter of 2022 to a plan to sell the Processing business. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes depreciation, amortization and stock compensation. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of results excluding these items provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability,

complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net Sales	$317,865	$287,592
Cost of sales	253,021	227,574
Gross profit	64,844	60,018
Selling, general, and administrative expense	43,649	47,203
Income from operations	21,195	12,815
Interest expense	485	444
Other expense	153	315
Income before taxes	20,557	12,056
Provision for income taxes	5,101	1,560
Income from continuing operations	15,456	10,496
Discontinued operations:
Income before taxes	—	2,570
Provision for income taxes	—	304
Income from discontinued operations	—	2,266
Net income	$15,456	$12,762
Net earnings per share – Basic:
Income from continuing operations	$0.47	$0.32
Income from discontinued operations	—	0.07
Net income	$0.47	$0.39
Weighted average shares outstanding – Basic	32,913	32,771
Net earnings per share – Diluted:
Income from continuing operations	$0.47	$0.32
Income from discontinued operations	—	0.07
Net income	$0.47	$0.39
Weighted average shares outstanding – Diluted	33,022	33,104

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,573	$12,849
Accounts receivable, net of allowance of $4,433 and $3,738, respectively	245,807	236,444
Inventories, net	187,255	176,207
Prepaid expenses and other current assets	36,836	21,467
Total current assets	485,471	446,967
Property, plant, and equipment, net	97,720	96,885
Operating lease assets	16,082	18,120
Goodwill	510,540	510,942
Acquired intangibles	132,107	141,504
Other assets	420	483
	$1,242,340	$1,214,901
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$159,214	$172,286
Accrued expenses and other current liabilities	67,495	67,993
Billings in excess of cost	60,992	46,711
Total current liabilities	287,701	286,990
Long-term debt	42,367	23,781
Deferred income taxes	40,221	40,278
Non-current operating lease liabilities	9,377	11,390
Other non-current liabilities	24,272	27,204
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares in 2022 and 2021; 33,972 shares and 33,799 shares issued and outstanding in 2022 and 2021	340	338
Additional paid-in capital	315,891	314,541
Retained earnings	561,028	545,572
Accumulated other comprehensive (loss) income	(16)	187
Cost of 1,179 and 1,107 common shares held in treasury in 2022 and 2021	(38,841)	(35,380)
Total stockholders’ equity	838,402	825,258
	$1,242,340	$1,214,901

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$15,456	$12,762
Income from discontinued operations	—	2,266
Income from continuing operations	15,456	10,496
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,336	7,974
Stock compensation expense	1,352	2,368
Exit activity costs, non-cash	1,198	1,193
Provision for deferred income taxes	17	—
Other, net	1,395	(162)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(11,101)	(2,522)
Inventories	(20,937)	(15,262)
Other current assets and other assets	731	(435)
Accounts payable	(11,962)	1,470
Accrued expenses and other non-current liabilities	9,761	(6,334)
Net cash used in operating activities of continuing operations	(7,754)	(1,214)
Net cash used in operating activities of discontinued operations	—	(2,011)
Net cash used in operating activities	(7,754)	(3,225)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	—	(2)
Net proceeds from sale of property and equipment	7	—
Purchases of property, plant, and equipment	(4,409)	(4,389)
Net proceeds from sale of business	—	26,991
Net cash (used in) provided by investing activities of continuing operations	(4,402)	22,600
Net cash used in investing activities of discontinued operations	—	(176)
Net cash (used in) provided by investing activities	(4,402)	22,424
Cash Flows from Financing Activities
Proceeds from long-term debt	47,500	20,000
Long-term debt payments	(29,000)	(46,636)
Purchase of common stock at market prices	(3,461)	(4,662)
Net proceeds from issuance of common stock	—	910
Net cash provided by (used in) financing activities	15,039	(30,388)
Effect of exchange rate changes on cash	(159)	(134)
Net increase (decrease) in cash and cash equivalents	2,724	(11,323)
Cash and cash equivalents at beginning of year	12,849	32,054
Cash and cash equivalents at end of period	$15,573	$20,731

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,2022
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$78,783	$—	$—	$—	$—	$78,783
Residential	179,485	—	—	—	—	179,485
Agtech	42,428	—	—	—	(1,823)	40,605
Infrastructure	17,169	—	—	—	—	17,169
Consolidated sales	317,865	—	—	—	(1,823)	316,042

Income from operations
Renewables	(6,984)	2,526	(209)	390	—	(4,277)
Residential	33,435	3	284	—	—	33,722
Agtech	31	(9)	—	—	2,525	2,547
Infrastructure	1,181	(63)	—	—	—	1,118
Segments Income	27,663	2,457	75	390	2,525	33,110
Unallocated corporate expense	(6,468)	20	255	7	—	(6,186)
Consolidated income from operations	21,195	2,477	330	397	2,525	26,924

Interest expense	485	—	—	—	—	485
Other expense	153	—	—	—	—	153
Income before income taxes	20,557	2,477	330	397	2,525	26,286
Provision for income taxes	5,101	622	83	100	634	6,540
Income from continuing operations	$15,456	$1,855	$247	$297	$1,891	$19,746
Income from continuing operations per share - diluted	$0.47	$0.05	$0.01	$0.01	$0.06	$0.60

Operating margin
Renewables	(8.9)%	3.2%	(0.3)%	0.5%	—%	(5.4)%
Residential	18.6%	—%	0.2%	—%	—%	18.8%
Agtech	0.1%	—%	—%	—%	6.0%	6.3%
Infrastructure	6.9%	(0.4)%	—%	—%	—%	6.5%
Segments Margin	8.7%	0.8%	—%	0.1%	0.8%	10.5%
Consolidated	6.7%	0.8%	0.1%	0.1%	0.8%	8.5%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2021
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures	Portfolio Management*	Adjusted Financial Measures *
Net Sales
Renewables	$85,512	$—	$—	$85,512	$—	$85,512
Residential	140,217	—	—	140,217	—	140,217
Agtech	46,739	—	—	46,739	(4,973)	41,766
Infrastructure	15,124	—	—	15,124	—	15,124
Consolidated sales	287,592	—	—	287,592	(4,973)	282,619

Income from operations
Renewables	(521)	4,971	1,900	6,350	—	6,350
Residential	22,934	65	—	22,999	—	22,999
Agtech	929	204	—	1,133	836	1,969
Infrastructure	2,037	—	—	2,037	—	2,037
Segments Income	25,379	5,240	1,900	32,519	836	33,355
Unallocated corporate expense	(12,564)	1,289	883	(10,392)	—	(10,392)
Consolidated income from operations	12,815	6,529	2,783	22,127	836	22,963

Interest expense	444	—	—	444	—	444
Other expense	315	—	—	315	—	315
Income before income taxes	12,056	6,529	2,783	21,368	836	22,204
Provision for income taxes	1,560	1,679	707	3,946	221	4,167
Income from continuing operations	$10,496	$4,850	$2,076	$17,422	$615	$18,037
Income from continuing operations per share - diluted	$0.32	$0.15	$0.06	$0.53	$0.01	$0.54

Operating margin
Renewables	(0.6)%	5.8%	2.2%	7.4%	—%	7.4%
Residential	16.4%	—%	—%	16.4%	—%	16.4%
Agtech	2.0%	0.4%	—%	2.4%	2.3%	4.7%
Infrastructure	13.5%	—%	—%	13.5%	—%	13.5%
Segments Margin	8.8%	1.8%	0.7%	11.3%	0.5%	11.8%
Consolidated	4.5%	2.2%	1.0%	7.7%	0.4%	8.1%

*Recast to exclude processing equipment business which was reclassified as held for sale as of March 31, 2022.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2021
	As Reported In GAAP Statements	Restructuring & Intangible Asset Impairment Charges	Acquisition Related Items & Senior Leadership Transition Costs	Adjusted Financial Measures	Portfolio Management*	Adjusted Financial Measures *
Net Sales
Renewables	$432,096	$—	$—	$432,096	$—	$432,096
Residential	635,505	—	—	635,505	—	635,505
Agtech	199,161	—	—	199,161	(20,328)	178,833
Infrastructure	73,021	—	—	73,021	—	73,021
Consolidated sales	1,339,783	—	—	1,339,783	(20,328)	1,319,455

Income from operations
Renewables	20,158	5,962	8,610	34,730	—	34,730
Residential	105,821	393	—	106,214	—	106,214
Agtech	(931)	9,987	—	9,056	3,539	12,595
Infrastructure	8,911	26	—	8,937	—	8,937
Segments Income	133,959	16,368	8,610	158,937	3,539	162,476
Unallocated corporate expense	(36,971)	145	2,282	(34,544)	—	(34,544)
Consolidated income from operations	96,988	16,513	10,892	124,393	3,539	127,932

Interest expense	1,639	—	—	1,639	—	1,639
Other expense	(4,213)	—	4,747	534	—	534
Income before income taxes	99,562	16,513	6,145	122,220	3,539	125,759
Provision for income taxes	25,046	4,150	1,059	30,255	926	31,181
Income from continuing operations	$74,516	$12,363	$5,086	$91,965	$2,613	$94,578
Income from continuing operations per share - diluted	$2.25	$0.38	$0.15	$2.78	$0.08	$2.86

Operating margin
Renewables	4.7%	1.4%	2.0%	8.0%	—%	8.0%
Residential	16.7%	0.1%	—%	16.7%	—%	16.7%
Agtech	(0.5)%	5.0%	—%	4.5%	2.5%	7.0%
Infrastructure	12.2%	—%	—%	12.2%	—%	12.2%
Segments Margin	10.0%	1.2%	0.6%	11.9%	0.4%	12.3%
Consolidated	7.2%	1.2%	0.7%	9.3%	0.4%	9.7%

*Recast to exclude processing equipment business which was reclassified as held for sale as of March 31, 2022.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$317,865	$78,783	$179,485	$42,428	$17,169
Less: Processing Revenues*	(1,823)	—	—	(1,823)	—
Adjusted Net Sales	$316,042	$78,783	$179,485	$40,605	$17,169

Income From Continuing Operations	15,456
Provision for Income Taxes	5,101
Interest Expense	485
Other Expense	153
Operating Profit	21,195	(6,984)	33,435	31	1,181
Adjusted Measures**	5,729	2,707	287	2,516	(63)
Adjusted Operating Profit	26,924	(4,277)	33,722	2,547	1,118
Adjusted Operating Margin	8.5%	(5.4)%	18.8%	6.3%	6.5%
Adjusted Other Expense	153	—	—	—	—
Depreciation & Amortization	6,336	2,143	2,053	1,319	783
Less: Held for Sale Depreciation & Amortization	(332)	—	—	(332)	—
Adjusted Depreciation & Amortization	6,004	2,143	2,053	987	783
Stock Compensation Expense	1,352	253	191	70	33
Less: Senior Leadership Transition Related Stock Compensation Recovery	155	—	—	—	—
Adjusted Stock Compensation Expense	1,507	253	191	70	33

Adjusted EBITDA	34,282	(1,881)	35,966	3,604	1,934

Adjusted EBITDA Margin	10.8%	(2.4)%	20.0%	8.9%	11.3%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2021
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$287,592	$85,512	$140,217	$46,739	$15,124
Less: Processing Revenues*	(4,973)	—	—	(4,973)	—
Adjusted Net Sales	$282,619	$85,512	$140,217	$41,766	$15,124

Income From Continuing Operations	10,496
Provision for Income Taxes	1,560
Interest Expense	444
Other Expense	315
Operating Profit	12,815	(521)	22,934	929	2,037
Adjusted Measures**	10,148	6,871	65	1,040	—
Adjusted Operating Profit	22,963	6,350	22,999	1,969	2,037
Adjusted Operating Margin	8.1%	7.4%	16.4%	4.7%	13.5%
Adjusted Other Expense	315	—	—	—	—
Depreciation & Amortization	7,974	3,591	2,215	1,348	768
Less: Held for Sale Depreciation & Amortization	(330)	—	—	(330)	—
Less: Acquisition-Related Amortization	(1,575)	(1,575)	—	—	—
Adjusted Depreciation & Amortization	6,069	2,016	2,215	1,018	768
Stock Compensation Expense	2,368	154	220	151	28
Less: Senior Leadership Transition Related Stock Compensation Expense	(504)	—	—	—	—
Adjusted Stock Compensation Expense	1,864	154	220	151	28

Adjusted EBITDA	30,581	8,520	25,434	3,138	2,833

Adjusted EBITDA Margin	10.8%	10.0%	18.1%	7.5%	18.7%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2021
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,339,783	$432,096	$635,505	$199,161	$73,021
Less: Processing Revenues*	(20,328)	—	—	(20,328)	—
Adjusted Net Sales	$1,319,455	$432,096	$635,505	$178,833	$73,021

Income From Continuing Operations	74,516
Provision for Income Taxes	25,046
Interest Expense	1,639
Other Income	(4,213)
Operating Profit	96,988	20,158	105,821	(931)	8,911
Adjusted Measures**	30,944	14,572	393	13,526	26
Adjusted Operating Profit	127,932	34,730	106,214	12,595	8,937
Adjusted Operating Margin	9.7%	8.0%	16.7%	7.0%	12.2%
Adjusted Other Income	534	—	—	—	—
Depreciation & Amortization	31,966	14,682	8,694	5,279	3,092
Less: Held for Sale Depreciation & Amortization	(1,324)	—	—	(1,324)	—
Less: Acquisition-Related Amortization	(6,273)	(6,273)	—	—	—
Adjusted Depreciation & Amortization	24,369	8,409	8,694	3,955	3,092
Stock Compensation Expense	8,652	772	990	635	104
Less: Senior Leadership Transition Related Stock Compensation Expense	(757)	—	—	(36)	—
Adjusted Stock Compensation Expense	7,895	772	990	599	104

Adjusted EBITDA	159,662	43,911	115,898	17,149	12,133

Adjusted EBITDA Margin	12.1%	10.2%	18.2%	9.6%	16.6%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures